UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 11, 2010
Date of Report (Date of earliest event reported)

TAPSLIDE INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52056	26-3111760
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220-402 Summit Blvd Broomfield, CO	80021
(Address of principal executive offices)	(Zip Code)

(866) 469-3083
Registrant’s telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is being amended in response to those certain comments in the Securities and Exchange Commission letter dated December 29, 2010. The additional disclosure pertains to the revocation by the Public Company Accounting Oversight Board of the registration of Larry O’Donnell., CPA, P.C.

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.01  Changes in Registrant's Certifying Accountant

On August 11, 2010, TapSlide, Inc., a corporation organized under the laws of the State of Nevada (the “Company”) engaged Peter Messineo, CPA. as its new independent registered public accounting firm. Concurrent with this appointment, the Company accepted the resignation of Larry O’Donnell, CPA, P.C. (the “Larry O’Donnell, CPA, P.C.”) as its independent registered public accounting firm effective August 11, 2010.  The decision to change its principal independent registered public accounting firm has been approved by the Company’s board of directors.

On December 14, 2010, the Public Company Accounting Oversight Board (the “PCAOB”) revoked the registration of Larry O’Donnell CPA, P.C. due to engagement in conduct constituting noncooperation with an investigation.

The report of Larry O’Donnell, CPA, P.C. on the Company’s financial statements for each of the past two years did not contain an adverse opinion or disclaimer of opinion nor was it modified as to uncertainty, audit scope or accounting principles, other than to state that there is substantial doubt as to the ability of the Company to continue as a going concern.  During the Company’s two most recent fiscal years and subsequent interim periods through to the date of the resignation of Larry O’Donnell CPA, P.C., there were no disagreements between the Company and Larry O’Donnell CPA, P.C., whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Larry O’Donnell CPA, P.C., would have caused Larry O’Donnell CPA, P.C. to make reference thereto in its report on the Company’s audited financial statements. During the Company’s two most recent fiscal years and subsequent interim periods preceding the dismissal of Larry O’Donnell, CPA, P.C., the Company was not advised by Larry O’Donnell, CPA, P.C. of any of the “reportable events” described in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Larry O’Donnell, CPA, P.C. with a copy of this Current Report on Form 8-K and has requested that Larry O’Donnell, CPA, P.C. furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not Larry O’Donnell, CPA, P.C . agrees with the statements made in this Current Report on Form 8-K with respect to Larry O’Donnell, CPA, P.C. and, if not, stating the aspects with which he does not agree.   The Company has made numerous requests of Larry O’Donnell CPA for such a letter, however, did not receive any responses. The Company did receive the requested letter from Larry O’Donnell, CPA, P.C. wherein he has confirmed his agreement to the Company’s initial disclosures in th e Current Report with respect to Larry O’Donnell, CPA, P.C. filed with the Securities and Exchange Commission on October 28, 2010   A copy of Larry O’Donnell, CPA, P.C.’s letter w as filed as an exhibit to th e Current Report.

In connection with the Company’s appointment of Peter Messineo, CPA as the Company’s principal registered accounting firm at this time, the Company has not consulted Peter Messineo, CPA on any matter relating to the application of accounting principles to a specific transaction, either completed or contemplated, or the type of audit opinion that might be rendered on the Company’s financial statements.

Item 9.01.   Financial Statements and Exhibits.

Exhibit	Description

16.1	Letter consent from Larry O’Donnell, CPA, P.C., regarding change in certifying accountant*

* Incorporated herein as filed with the Securities and Exchange Commission as an exhibit to the Current Report on Form 8-K on October 28, 2010.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAPSLIDE, INC.

Date: January 12, 2011	By:	/s/ Aaron Lamkin
Aaron Lamkin, President

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